Exhibit 10.12

DEBT ASSUMPTION AGREEMENT

THIS DEBT ASSUMPTION AGREEMENT (this “Agreement”) is entered into on November 25, 2020 (the “Signing Date”) by and among:

(1)                                 Relx Inc., a company with limited liability organized and existing under the laws of the Cayman Islands;

(2)                                 Relx HK Limited, a company with limited liability organized and existing under the laws of Hong Kong (the “HK Co.”); and

(3)                                 RLX Technology Inc., a company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

The Company wishes to assume from the HK Co. a loan in the aggregate principal amount of RMB600,000,000 (the “Loan”), which is owed by the HK Co. to Relx Inc. and the HK Co. agrees to assign the Loan to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Assignment and Assumption of the Loan. The HK Co. hereby assigns the Loan and all its corresponding rights and obligations in respect of the Loan to the Company, and the Company hereby assumes the Loan and the corresponding rights and obligations in respect of the Loan. For the avoidance of the doubt, as a result of the Company’s assumption of the Loan, the Loan becomes a debt owed by the Company to Relx Inc. and the HK Co., owes a new debt in the aggregate principal amount of RMB600,000,000 to the Company.

2.                                      Representation and Warranties.

(i)                                     Each Party has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement, when executed and delivered by such Party, will constitute valid and legally binding obligations of such Party, enforceable against such Party in accordance with its terms.

(ii)                                  Neither the execution, delivery of this Agreement nor the full performance of its obligations by such Party hereunder will (a) violate any applicable law to which such Party is subject, or (b) conflict with, result in a violation or breach of, or constitute a default under, any contract by which such Party is bound.

3.                                      Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any applicable laws or regulations in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation.

4.                                      Amendment. This Agreement may only be amended with the written consents of all of the Parties.

5.                                      Best Efforts. The Parties shall use all efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable to carry out the provisions hereof and consummate and make effective the transactions contemplated hereby.

6.                                      Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong Special Administrative Region, without regard to principles of conflict of laws thereunder.

7.                                      Dispute Resolution.

(i)                                     Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 7(ii) shall apply.

(ii)                                  Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (i) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this subsection (ii).

8.                                      Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement. This Agreement shall become effective when each Party shall have signed a counterpart.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Relx Inc.

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

Relx HK Limited

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

RLX Technology Inc.

By:	/s/ Ying (Kate) Wang
Name: Ying (Kate) Wang
Title: Director

Signature Page to the Debt Assumption Agreement